Exhibit 99.1

Snap Inc. Announces First Quarter 2020 Financial Results

Daily Active Users increased 20% year-over-year to 229 million

First quarter revenue increased 44% year-over-year to $462 million

First quarter operating cash flow improved 109% year-over-year to $6 million

SANTA MONICA, Calif. – April 21, 2020 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2020.

Financial Highlights

•	Operating cash flow improved by $72 million to $6 million in Q1 2020, compared to the prior year.
•	Free Cash Flow improved by $73 million to $(5) million in Q1 2020, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,589 million at March 31, 2020, compared to 1,544 million one year ago.
•	Revenue increased 44% to $462 million in Q1 2020, compared to the prior year.
•	Net loss improved $4 million to $(306) million in Q1 2020, compared to the prior year.
•	Adjusted EBITDA improved $42 million to $(81) million in Q1 2020, compared to the prior year.

“We are grateful for the opportunity to serve our community and partners during this difficult time,” said Evan Spiegel, CEO. “Snapchat is helping people stay close to their friends and family while they are separated physically, and I am proud of our team for overcoming the many challenges of working from home during this time while we continue to grow our business and support those who are impacted by COVID-19.”

	Three Months Ended March 31,		Percent
	2020	2019	Change
(Unaudited)	(in thousands, except per share amounts)
Cash provided by (used in) operating activities	$6,283	$(66,178)	109%
Free Cash Flow	$(4,608)	$(77,992)	94%
Common shares outstanding plus shares underlying stock-based awards	1,588,593	1,543,986	3%
Operating loss	$(286,364)	$(316,061)	(9)%
Revenue	$462,478	$320,426	44%
Net loss	$(305,936)	$(310,407)	(1)%
Adjusted EBITDA	$(81,237)	$(123,449)	34%
Diluted net loss per share attributable to common stockholders	$(0.21)	$(0.23)	(7)%
Non-GAAP diluted net loss per share	$(0.08)	$(0.10)	(18)%

Q1 2020 Summary & Key Highlights

Daily Active User growth accelerated to 20% year-over-year and we saw increased engagement across key metrics:

•	DAUs were 229 million in Q1 2020, an increase of 39 million or 20% year-over-year.
•	DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	DAUs increased sequentially and year-over-year on each of iOS and Android platforms.
•	On average, more than 4 billion Snaps were created each day in Q1 2020.

We continue to invest in our Discover platform as a destination for content that entertains and informs:

•	Total daily time spent by Snapchatters watching Discover content increased by over 35% year-over-year in Q1 2020.
•	Total daily time spent by Snapchatters watching Shows more than doubled compared to Q1 2019.
•	In Q1 2020, over 60 Shows reached a monthly audience of over 10 million viewers, up from 50 Shows in Q4 2019.
•	Over 20 million Snapchatters have watched our new Snap Original “Nikita Unfiltered” since its launch in March 2020.
•	We announced “Will From Home”, our new Snap Original that features Will Smith hanging out in his garage as he shares his own shelter-in-place experience along with his friends.

We continue to invest in our camera and augmented reality platforms:

•	Over 75% of our daily active users engage with augmented reality every day on average.
•	At the end of Q1 2020, over 900,000 Lenses had been created by our community through Lens Studio, up from over 700,000 at the end of Q4 2019.
•

On average, Lenses made by our community via Lens Studio now make up over 30% of the total Snaps sent every day with a Lens, with top-performing Community Lenses reaching billions of views on Snapchat.

•	We launched Ground Transformation Lenses, which use machine learning to understand the geometry of land and transform the ground into lava or water.
•

As people turn to videoconferencing and livestreaming to connect with friends and family, we have seen more than a 30x increase in the daily downloads of Snap Camera, a desktop app which allows people to add our entire suite of Lenses to whichever video service they use.

We strengthened our ad platform to drive improved outcomes for advertisers:

•	We have doubled the amount of money committed via upfronts from advertisers in 2020 vs. 2019.
•	Direct response advertising has nearly doubled as a share of our revenue over the past two years, and represents more than half of our total revenue.
•	We launched ROAS bidding, which allows advertisers to bid in our auction based on their specified return on ad spend.
•	We launched Lens Web Builder, a web-based, augmented reality Lens production tool, which enables advertisers to create augmented reality Lenses easily and instantly.

We continue to innovate to better serve our large and engaged community:

•	We launched App Stories, which brings our popular Stories feature to apps created by third-party software developers.
•

We launched five new games globally, the most in any quarter since launch. Many of our existing partners are developing additional games just for Snap, demonstrating their excitement for our gaming platform.

•	We added over 120 partner app integrations with Snap Kit in Q1 2020.
•	The number of Snapchatters using Snap Kit on a monthly basis grew by 75% in Q1 2020 compared to Q4 2019.

We are grateful for the opportunity to help Snapchatters communicate with their loved ones amid the COVID-19 pandemic:

•	Communication with friends increased by over 30% in the last week of March compared to the last week of January, with more than a 50% increase in some of the geographies that were most impacted.
•	In honor of World Health Day, we launched a Lens in 11 languages and 33 countries to encourage people to donate to the World Health Organization’s relief efforts.
•	We have published over 700 Discover editions featuring up-to-the-minute coverage on COVID-19 from our content partners, our in-house news teams, and agencies like the CDC and WHO.

Financial Guidance

Given the uncertainties related to the ongoing COVID-19 pandemic and the rapidly shifting macro conditions, we are not providing our expectations for revenue or Adjusted EBITDA for the second quarter of 2020.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Addressable reach is defined as the approximate number of Snapchat users that an ad could reach over a 28-day period in a given locality. When we calculate the percentage of a demographic group that can be reached, we do so by dividing addressable reach by relevant census figures. Addressable reach and age data are subject to limitations. For more information, see Snap’s SEC filings and businesshelp.snapchat.com.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent annual report on Form 10-K filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2020 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(305,936)	$(310,407)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,204	23,319
Stock-based compensation	172,049	162,556
Deferred income taxes	(394)	(266)
Amortization of debt discount and issuance costs	11,563	—
Other	10,424	(1,917)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	92,892	71,870
Prepaid expenses and other current assets	(12,867)	271
Operating lease right-of-use assets	8,716	9,812
Other assets	(1,155)	(368)
Accounts payable	5,734	3,090
Accrued expenses and other current liabilities	17,910	(14,323)
Operating lease liabilities	(13,994)	(10,470)
Other liabilities	137	655
Net cash provided by (used in) operating activities	6,283	(66,178)
Cash flows from investing activities
Purchases of property and equipment	(10,891)	(11,814)
Non-marketable investments	(35,500)	(2,250)
Purchases of marketable securities	(552,675)	(525,520)
Sales of marketable securities	217,958	—
Maturities of marketable securities	752,685	458,627
Other	—	29
Net cash provided by (used in) investing activities	371,577	(80,928)
Cash flows from financing activities
Proceeds from the exercise of stock options	3,130	5,596
Net cash provided by financing activities	3,130	5,596
Change in cash, cash equivalents, and restricted cash	380,990	(141,510)
Cash, cash equivalents, and restricted cash, beginning of period	521,260	388,974
Cash, cash equivalents, and restricted cash, end of period	$902,250	$247,464
Supplemental disclosures
Cash paid for income taxes, net	$808	$320
Cash paid for interest	4,899	358

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$462,478	$320,426
Costs and expenses:
Cost of revenue	253,410	203,767
Research and development	238,613	216,185
Sales and marketing	122,205	97,882
General and administrative	134,614	118,653
Total costs and expenses	748,842	636,487
Operating loss	(286,364)	(316,061)
Interest income	8,589	7,816
Interest expense	(15,113)	(756)
Other income (expense), net	(12,389)	(1,127)
Loss before income taxes	(305,277)	(310,128)
Income tax benefit (expense)	(659)	(279)
Net loss	$(305,936)	$(310,407)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.21)	$(0.23)
Diluted	$(0.21)	$(0.23)
Weighted average shares used in computation of net loss per share:
Basic	1,426,305	1,340,615
Diluted	1,426,305	1,340,615

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$901,342	$520,317
Marketable securities	1,180,533	1,592,488
Accounts receivable, net of allowance	394,053	492,194
Prepaid expenses and other current assets	51,943	38,987
Total current assets	2,527,871	2,643,986
Property and equipment, net	173,751	173,667
Operating lease right-of-use assets	267,479	275,447
Intangible assets, net	83,900	92,121
Goodwill	756,389	761,153
Other assets	89,120	65,550
Total assets	$3,898,510	$4,011,924
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$54,068	$46,886
Operating lease liabilities	40,189	42,179
Accrued expenses and other current liabilities	428,934	410,610
Total current liabilities	523,191	499,675
Convertible senior notes, net	903,339	891,776
Operating lease liabilities, noncurrent	289,754	303,178
Other liabilities	57,319	57,382
Total liabilities	1,773,603	1,752,011
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,160,127 shares issued and outstanding at December 31, 2019, and 3,000,000 shares authorized, 1,182,527 shares issued and outstanding at March 31, 2020.	12	12
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 24,522 shares issued and outstanding at December 31, 2019, and 700,000 shares authorized, 24,279 shares issued and outstanding at March 31, 2020.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,147 shares issued and outstanding at December 31, 2019, and 260,888 shares authorized, 232,783 shares issued and outstanding at March 31, 2020.	2	2
Additional paid-in capital	9,380,435	9,205,256
Accumulated other comprehensive income (loss)	(2,896)	573
Accumulated deficit	(7,252,646)	(6,945,930)
Total stockholders’ equity	2,124,907	2,259,913
Total liabilities and stockholders’ equity	$3,898,510	$4,011,924

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Free Cash Flow reconciliation:
Net cash provided by (used) in operating activities	$6,283	$(66,178)
Less:
Purchases of property and equipment	(10,891)	(11,814)
Free Cash Flow	$(4,608)	$(77,992)

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA reconciliation:
Net loss	$(305,936)	$(310,407)
Add (deduct):
Interest income	(8,589)	(7,816)
Interest expense	15,113	756
Other (income) expense, net	12,389	1,127
Income tax (benefit) expense	659	279
Depreciation and amortization	21,204	23,319
Stock-based compensation expense	172,049	162,556
Payroll tax expense related to stock-based compensation	11,874	6,737
Adjusted EBITDA	$(81,237)	$(123,449)

Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2020	2019
Depreciation and amortization expense:
Cost of revenue	$5,525	$6,146
Research and development	8,915	8,650
Sales and marketing	3,166	4,015
General and administrative	3,598	4,508
Total	$21,204	$23,319

Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2020	2019
Stock-based compensation expense:
Cost of revenue	$1,782	$1,849
Research and development	118,317	112,242
Sales and marketing	24,806	17,760
General and administrative	27,144	30,705
Total	$172,049	$162,556

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Non-GAAP net loss reconciliation:
Net loss	$(305,936)	$(310,407)
Amortization of intangible assets	7,980	10,369
Stock-based compensation expense	172,049	162,556
Payroll tax expense related to stock-based compensation	11,873	6,737
Income tax adjustments	(59)	(115)
Non-GAAP net loss	$(114,093)	$(130,860)

Weighted-average common shares - Diluted	1,426,305	1,340,615

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.21)	$(0.23)
Non-GAAP adjustment to net loss	0.13	0.13
Non-GAAP diluted net loss per share	$(0.08)	$(0.10)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(126,054)	$(66,178)	$(95,789)	$(76,149)	$(66,842)	$6,283
Net cash provided by (used in) operating activities - YoY (year-over-year)	28%	71%	52%	43%	(47)%	109%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$(689,924)	$(524,121)	$(420,564)	$(364,170)	$(304,958)	$(232,497)
Purchases of property and equipment	$(22,741)	$(11,814)	$(7,633)	$(7,938)	$(9,093)	$(10,891)
Purchases of property and equipment - YoY	(7)%	67%	78%	70%	60%	8%
Purchases of property and equipment - TTM	$(120,242)	$(95,741)	$(68,473)	$(50,126)	$(36,478)	$(35,555)
Free Cash Flow	$(148,795)	$(77,992)	$(103,422)	$(84,087)	$(75,935)	$(4,608)
Free Cash Flow - YoY	25%	71%	56%	47%	49%	94%
Free Cash Flow - TTM	$(810,166)	$(619,862)	$(489,037)	$(414,296)	$(341,436)	$(268,052)
Common shares outstanding	1,317,760	1,334,931	1,372,149	1,389,395	1,415,796	1,439,589
Common shares outstanding - YoY	8%	6%	8%	8%	7%	8%
Shares underlying stock-based awards	188,863	209,055	180,585	175,813	160,239	149,004
Shares underlying stock-based awards - YoY	(18)%	3%	(12)%	(5)%	(15)%	(29)%
Total common shares outstanding plus shares underlying stock-based awards	1,506,623	1,543,986	1,552,734	1,565,208	1,576,035	1,588,593
Total common shares outstanding plus shares underlying stock-based awards - YoY	4%	6%	5%	6%	5%	3%

Results of Operations
Revenue	$389,822	$320,426	$388,021	$446,199	$560,889	$462,477
Revenue - YoY	36%	39%	48%	50%	44%	44%
Revenue - TTM	$1,180,446	$1,270,206	$1,395,964	$1,544,468	$1,715,535	$1,857,586
Revenue by region(1)
North America	$268,858	$225,705	$260,017	$316,028	$382,029	$315,650
North America - YoY	23%	32%	47%	52%	42%	40%
North America - TTM	$824,233	$879,450	$962,057	$1,070,608	$1,183,779	$1,273,724
Europe	$62,470	$47,448	$60,633	$68,553	$91,873	$76,498
Europe - YoY	56%	45%	51%	36%	47%	61%
Europe - TTM	$185,910	$200,637	$221,029	$239,104	$268,507	$297,557
Rest of World	$58,495	$47,273	$67,374	$61,618	$86,987	$70,329
Rest of World - YoY	122%	72%	51%	55%	49%	49%
Rest of World - TTM	$170,305	$190,120	$212,882	$234,760	$263,252	$286,308
Operating loss	$(194,707)	$(316,061)	$(304,818)	$(228,853)	$(253,596)	$(286,364)
Operating loss - YoY	46%	19%	15%	29%	(30)%	9%
Operating loss - Margin	(50)%	(99)%	(79)%	(51)%	(45)%	(62)%
Operating loss - TTM	$(1,268,450)	$(1,191,981)	$(1,138,957)	$(1,044,439)	$(1,103,328)	$(1,073,631)
Net loss	$(191,668)	$(310,407)	$(255,174)	$(227,375)	$(240,704)	$(305,936)
Net loss - YoY	45%	20%	28%	30%	(26)%	1%
Net loss - TTM	$(1,255,911)	$(1,180,533)	$(1,082,397)	$(984,624)	$(1,033,660)	$(1,029,189)
Adjusted EBITDA	(50,363)	(123,449)	(78,713)	(42,375)	42,307	(81,237)
Adjusted EBITDA - YoY	68%	43%	53%	69%	184%	34%
Adjusted EBITDA - Margin(2)	(13)%	(39)%	(20)%	(9)%	8%	(18)%
Adjusted EBITDA - TTM	$(575,637)	$(481,221)	$(390,902)	$(294,900)	$(202,230)	$(160,018)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Other
DAU (in millions)	186	190	203	210	218	229
DAU - YoY	(0)%	(0)%	8%	13%	17%	20%
DAU by region (in millions)
North America	79	80	83	84	86	88
North America - YoY	(1)%	(1)%	3%	6%	9%	10%
Europe	60	61	64	65	67	70
Europe - YoY	(1)%	(2)%	5%	9%	12%	14%
Rest of World	47	49	56	61	64	71
Rest of World - YoY	1%	2%	21%	28%	36%	45%
ARPU	$2.09	$1.68	$1.91	$2.12	$2.58	$2.02
ARPU - YoY	37%	39%	37%	33%	23%	20%
ARPU by region
North America	$3.38	$2.81	$3.14	$3.75	$4.42	$3.57
North America - YoY	23%	34%	42%	43%	31%	27%
Europe	$1.04	$0.77	$0.95	$1.05	$1.37	$1.09
Europe - YoY	57%	47%	43%	24%	31%	41%
Rest of World	$1.24	$0.97	$1.20	$1.01	$1.35	$1.00
Rest of World - YoY	120%	68%	25%	21%	9%	3%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,884	2,818	2,734	2,908	3,195	3,427
Employees - YoY	(6)%	(6)%	(5)%	0%	11%	22%

Depreciation and amortization expense
Cost of revenue	$9,888	$6,146	$5,642	$4,580	$4,903	$5,525
Research and development	4,547	8,650	7,188	8,632	8,738	8,915
Sales and marketing	3,475	4,015	3,045	3,109	3,087	3,166
General and administrative	4,772	4,508	6,785	4,325	3,892	3,598
Total	$22,682	$23,319	$22,660	$20,646	$20,620	$21,204
Depreciation and amortization expense - YoY	21%	8%	1%	(17)%	(9)%	(9)%

Stock-based compensation expense
Cost of revenue	$1,283	$1,849	$1,786	$1,332	$1,398	$1,782
Research and development	75,086	112,242	132,610	108,176	111,611	118,317
Sales and marketing	20,795	17,760	26,474	23,333	25,788	24,806
General and administrative	24,608	30,705	34,704	28,387	27,858	27,144
Total	$121,772	$162,556	$195,574	$161,228	$166,655	$172,049
Stock-based compensation expense - YoY	(33)%	22%	25%	27%	37%	6%